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                                                                   Exhibit 10.11

                  Description of Arrangement for Directors Fees

The following sets forth the amount of annual fees payable (excluding representation expenses) to each non-employee director of W Holding Company, Inc. (except for directors who receive benefits from any retirement plan), for their services as Directors in fiscal year 2005 (year-end 2004 figures were included for comparative purposes):

            Event                               2005 Fees                 2004 Fees
            -----                               ---------                 ---------
Annual Retainer:

For those Directors with               $24,000 annually, payable    $24,000 annually, payable
   participation in less than three     on a monthly basis          on a monthly basis
   Board of Directors committees.      ($2,000).                    ($2,000).

For those Directors with               $42,000 annually, payable    $24,000 annually, payable
   participation in more than three    on a monthly basis           on a monthly basis
   Board of Directors committees.      ($3,500).                    ($2,000).

Secretary of the Board of              $18,000 annually, payable    $18,000 annually, payable
   Directors                           on a monthly basis           on a monthly basis
                                       ($1,500) for being a         ($1,500) for being a
                                       director of the Board of     director of the Board of
                                       Directors. Also, the         Directors. Also, the
                                       Secretary of the Board of    Secretary of the Board of
                                       Directors receives an        Directors receives an
                                       additional retainer of       additional retainer of
                                       $6,720 annually, payable     $6,720 annually, payable
                                       on a monthly basis ($560)    on a monthly basis ($560)
                                       for his (her) position as    for his (her) position as
                                       Secretary of the Board.      Secretary of the Board.


Chairman of the Audit Committee        $36,000 annually, payable    None
   and Financial Expert                on a monthly basis
                                       ($3,000).

W Holding Company, Inc. may also reimburse Directors for their out-of-pocket expenses incurred in connection with attendance at meetings of and other activities relating to service on the Board of Directors or any Board of Directors committee.